EXHIBIT 4.8




                       SCHEDULE OF AGREEMENTS PURSUANT TO
                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
                      DATED JANUARY 4, 1996, AS AMENDED BY
                            1997 AND 1999 AMENDMENTS


       Registrant entered into Non-Qualified Stock Option Agreements, dated January 4, 1996 (filed herein as Exhibit 4.5), as subsequently amended by the 1997 Amendment (filed herein as Exhibit 4.6) and the 1999 Amendment (filed herein as Exhibit 4.7), granting employees options to purchase shares of the Registrant's Common Stock at an exercise price per share, as follows:

         Optionee             Shares         Exercise Price/Share

S. Bodley                        18,140              $0.83
J.C. Chocola                     72,560              $0.83
M. Kissane                       36,280              $0.83
M. Lantz                         72,560              $0.83
D. Manning                       36,280              $0.83
D. Steinhilber                   72,560              $0.83
R. VanPuffelen                   18,140              $0.83